                                                                    Exhibit 10.1

                              SEPARATION AGREEMENT


          This Separation Agreement (hereinafter "Agreement") is made and entered into by and between Frank A. Solomon (hereinafter "Solomon") and Integ Incorporated (hereinafter "the Company").

          WHEREAS, Solomon has been employed by the Company as its President and Chief Executive Officer; and

          WHEREAS, the Company has recently commenced a search for a new President and Chief Executive Officer; and

          WHEREAS, Solomon and the Company wish to affect the termination of Solomon's employment with the Company on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the provisions and of the mutual covenants contained herein, the parties agree as follows:

          1. Until such time as the Company's new President and Chief Executive Officer commences employment with the Company or until September 30, 1998, whichever occurs sooner, Solomon will continue as the Company's President and Chief Executive Officer. During this period of time, Solomon will have the duties and responsibilities he exercised prior to the date of this Agreement. During this period of time, Solomon agrees that he will devote his full time, attention, knowledge, and skill exclusively to the loyal service of the Company and will use his best efforts to carry out all of the duties and responsibilities that are or may be assigned to him. During this period of time, Solomon will be eligible to participate in any bonus plan or program adopted by the Company as well as salary increases, stock options, and other benefits made available on an across the board basis to the Company's executive management team.

          2. Solomon will resign all officer, director, and other positions with the Company, including, but not limited to, President and Chief Executive Officer and Director of the Company, as of the close of business on the date the Company's new President and Chief Executive Officer commences employment with the Company or September 30, 1998, whichever occurs sooner (hereinafter "the Resignation Date"). The Company will accept Solomon's resignation of all officer, director, and other positions with the Company as of such date and time.

          3. After the Resignation Date, Solomon will continue to be a participant in the retirement and other employee benefit plans sponsored by the Company in accordance with the terms and conditions set forth in such plans. Solomon will be entitled to begin receiving benefits under the retirement plans or to elect to roll-over the amounts in his retirement accounts at the times and under the terms and conditions set forth in such retirement plans. Nothing in this Agreement or the General Release attached hereto as Exhibit A will be construed to limit Solomon's rights under such retirement or other employee benefit plans.

          4. The parties agree that Solomon's employment with the Company may be terminated prior to the Resignation Date as set forth below:

             (a) Notwithstanding any other provision contained in this Agreement, the parties agree that Solomon's employment automatically will terminate in the event of Solomon's death.

             (b) In the event Solomon becomes mentally or physically disabled, Solomon's employment will terminate as of the date such disability is established. As used in this Agreement, the term "disabled" means suffering from any mental or physical condition, other than the abuse of intoxicating beverages or illegal use of narcotics, which renders Solomon unable to perform substantially all of his duties and responsibilities in a satisfactory manner (an "impaired condition") for a period of ninety (90) consecutive days. The date that Solomon's disability is established will be the ninety-first (91) day on which the impaired condition exists.

             (c) The Company may terminate Solomon's employment for good cause without notice to Solomon. For purposes of this Agreement, "good cause" means:

                    (i) any felony conviction;

                    (ii) abuse of intoxicating beverages or illegal use of narcotics (following at least one written warning);

                    (iii) an act or acts of personal dishonesty at the expense of the Company;

                    (iv) the willful misconduct or gross negligence of Solomon in connection with the performance of his duties, responsibilities, agreements, and covenants hereunder, where such misconduct or gross negligence continues for a period of thirty (30) days after written notice to Solomon specifying the details of such misconduct or gross negligence;

                    (v) failure to fulfill or perform any of the duties and responsibilities assigned to Solomon, where such failure continues for a period of thirty (30) days after written notice to Solomon specifying the details of such failure to fulfill or perform such duties and responsibilities; and

                    (vi) willful conduct that is illegal and is materially and demonstrably injurious to the Company.

             (d) Notwithstanding the provisions of subparagraph 4(c) above, the Company may terminate Solomon's employment for any reason, whether or not such reason constitutes good cause, so long as the Company complies with the provisions of paragraph 8 below.

             (e) Solomon may terminate his employment with the Company for any reason upon thirty (30) days written notice to the Company.

          5. The parties agree that, should Solomon's employment with the Company be terminated by reason of Solomon's death as set forth in subparagraph 4(a) above, his wife, Joy A. Solomon, or if she is not longer living, then his estate, shall be entitled to receive any salary earned prior to such termination and a pro rata amount of any bonus earned prior to such termination based upon Solomon's progress toward achievement of the milestones set forth in the bonus plan or program. In addition, Joy A. Solomon, or if she is no longer living, then Solomon's estate, shall be eligible to receive the payments and benefits set forth in paragraph 10 below. However, the Company shall have no obligation to provide those payments or benefits to Joy A. Solomon or Solomon's estate until Joy A. Solomon or a representative of Solomon's estate executes a general release of claims in a form acceptable to the Company and until any required rescission and revocation periods have passed without Joy A. Solomon or a representative of Solomon's estate exercising her or his rescission and revocation rights.

          6. The parties agree that, should Solomon's employment with the Company be terminated by reason of Solomon's disability as set forth in subparagraph 4(b) above, Solomon shall be entitled to receive any salary earned prior to such termination and a pro rata amount of any bonus earned prior to such termination based upon Solomon's progress toward achievement of the milestones set forth in the bonus plan or program. In addition, Solomon shall be eligible to receive the payments and benefits set forth in paragraph 10 below. However, the Company shall have no obligation to provide those payments and benefits to Solomon until after Solomon has executed the General Release attached hereto as Exhibit A and until after the rescission and revocation periods contained in paragraph 2 of the General Release attached hereto as Exhibit A have passed without Solomon exercising his rescission and revocation rights. The amount of payments and benefits due under paragraph 10 below shall be reduced by any payments to which Solomon may be entitled for the same period because of disability under any disability or pension plan or program of the Company or as a result of any workers' compensation or non-occupational disability payments received by Solomon from any governmental entity. Notwithstanding any such termination, the provisions of this Agreement setting forth restrictions on Solomon's conduct after the termination of Solomon's employment including, but not limited to, the provisions set forth in paragraph 11 of this Agreement, shall remain in full force and effect.

          7. The parties agree that, should Solomon's employment with the Company be terminated for good cause as set forth in subparagraph 4(c) above, no further payments or benefits shall be required to be paid or provided by the Company to Solomon under paragraph 10 below or any other provision of this Agreement except for Solomon's salary earned prior to such termination. Notwithstanding any such termination, the provisions of this Agreement setting forth restrictions on Solomon's conduct after the termination of Solomon's employment including, but not limited to, the provisions set forth in paragraph 11 of this Agreement, shall remain in full force and effect.

          8. The parties agree that, should Solomon's employment with the Company be terminated without good cause as set forth in subparagraph 4(d) above, Solomon shall be entitled to receive any salary earned prior to such termination and a pro rata amount of any bonus earned prior to such termination based upon Solomon's progress toward achievement of the milestones set forth in the bonus plan or program. In addition, Solomon shall be eligible to receive the payments and benefits provided for in paragraph 10 below. However, the Company shall have no obligation to provide those payments and benefits to Solomon until after Solomon has executed the General Release attached hereto as Exhibit A and until after the rescission and revocation periods contained in paragraph 2 of the General Release attached hereto as Exhibit A have passed without Solomon exercising his rescission and revocation rights. Notwithstanding any such termination, the provisions of this Agreement setting forth restrictions on Solomon's conduct after the termination of Solomon's employment including, but not limited to, the provisions set forth in paragraph 11 of this Agreement, shall remain in full force and effect.

          9. The parties agree that, should Solomon's employment with the Company be terminated by Solomon as set forth in subparagraph 4(e) above, no further payments or benefits shall be required to be paid or provided by the Company to Solomon under paragraph 10 below or any other provision of this Agreement except for Solomon's salary earned prior to such termination. Notwithstanding any such termination, the provisions of this Agreement setting forth restrictions on Solomon's conduct after the termination of Solomon's employment including, but not limited to, the provisions set forth in paragraph 11 of this Agreement, shall remain in full force and effect.

          10. As consideration for Solomon's promises and obligations under this Agreement, including, but not limited to, Solomon's agreement to release any and all claims against the Company as provided in paragraph 12 of this Agreement and Exhibit A to this Agreement, and the covenants set forth in paragraph 11 of this Agreement, and subject to the terms hereof, the Company agrees as follows:

             (a) The Company, after the Resignation Date, will continue, as separation pay, Solomon's then current gross salary or Two Hundred Twenty-One Thousand Three Hundred Twenty-Eight and 00/100 Dollars ($221,328.00), whichever is greater, less legally required deductions, for a period terminating twenty-seven (27) months after the Resignation Date. This separation pay will be paid to Solomon at regular, periodic payroll intervals in accordance with the payroll practices in effect immediately before Solomon's resignation. For the first twelve (12) months Solomon is receiving the separation pay provided in this subparagraph 10(a), the amount of the separation pay shall not be reduced by any compensation earned by Solomon as a result of any employment by any other employer and/or consulting work. For the last fifteen (15) months Solomon is receiving the separation pay provided in this subparagraph 10(a), the amount of separation pay shall be reduced by any compensation earned by Solomon as a result of any employment by any other employer and/or consulting work. Solomon agrees to notify the Company of any such employment and/or consulting work and to provide the Company with information regarding the compensation received by him for such employment and/or consulting work. As used in this subparagraph, "compensation" means direct cash compensation in the nature of base salary, consulting fees, and director fees.

             (b) Following the Resignation Date, Solomon may voluntarily elect to continue group health and dental insurance, in accordance with the Company's policies for employees, for a period not to exceed eighteen (18) months. If Solomon so elects to continue group health and dental insurance, the Company will pay the total cost of such insurance directly to the carrier. However, it is agreed by the parties that, in the event Solomon becomes employed by any other employer during the eighteen (18) month period following the Resignation Date, the Company will not be required to provide Solomon with access to its group health and dental insurance effective on the first day of the month following or coinciding with Solomon's commencement of eligibility for comparable group health and dental insurance with such employer.

             In the event Solomon does not become employed by any other employer during the eighteen (18) month period following the Resignation Date, for the nine (9) month period following that eighteen (18) month period, the Company will contribute up to five hundred and ninety-two dollars ($592.00) per month toward the cost of any health insurance actually purchased by Solomon. Solomon will provide suitable documentation of any such expenses actually incurred.

             (c) Solomon has previously executed a promissory note dated August 9, 1994, in the amount of Thirty-Seven Thousand Eight Hundred and 12/100 Dollars ($37,812) in favor of and payable to the Company. The entire principal and accrued interest balance on this promissory note shall be forgiven on November 2, 2000 or upon written notice given to Dorsey & Whitney LLP, holder of 8,333 shares of the Company's common stock as collateral for the promissory note, of Solomon's intention to sell those shares, whichever occurs sooner. The provision of the promissory note relating to semi-annual interest payments and the provision of the promissory note that the promissory note is due and payable upon the termination of Solomon's employment are hereby terminated.

             (d) The Company has granted to Solomon a stock option of 65,000 shares which will vest on the sixteenth (16th) day after Solomon's execution of Exhibit A to this Agreement, exercisable at the price set forth in the grant.

             (e) The Company agrees that all unvested stock options that have previously been issued to Solomon shall be fully vested and exercisable on the sixteenth (16th) day after Solomon's execution of Exhibit A to this Agreement.

             (f) The Company will extend the exercise period for all stock options held by Solomon, including, but not limited to, those provided in subparagraphs 10(d) and 10(e), for a period ending two (2) years from the sixteenth (16th) day after Solomon's execution of Exhibit A to this Agreement.

             (g) The Company will reimburse Solomon for reasonable attorneys' fees actually incurred by him in connection with the review and negotiation of this Agreement in an amount not to exceed twenty-five hundred ($2,500.00) dollars upon submission of appropriate documentation.

             (h) The Company agrees that, prior to issuing any future written announcements regarding Solomon's resignation, the Company will permit Solomon to review such written announcements.

             (i) All other items of remuneration or benefit not specifically mentioned in subparagraphs 10(a) through 10(h) above, including, but not limited to, unused or accrued vacation, bonuses, and commissions are included in said separation pay and benefits, and, other than as set forth in paragraphs 5, 6, and 8 above, Solomon has no further claim to any other items of remuneration or benefits following the Resignation Date.

             (j) Solomon agrees that he was not entitled to any of the payments and benefits outlined in subparagraphs 10(a) through 10(h) above absent his execution of this Agreement.

          11. As an essential inducement to the Company to enter into this Agreement, Solomon agrees as follows:

             (a) Solomon executed an Agreement entitled "Employee Agreement" dated February 22, 1991, a copy of which is attached hereto as Exhibit B and by this reference incorporated herein. Nothing in this Agreement negates or supersedes the Employee Agreement, and all provisions of the Employee Agreement which by their terms survive the termination of Solomon's employment with the Company continue in full force and effect and are not negated or otherwise affected by this Agreement.

             (b) Upon the Resignation Date, Solomon shall deliver promptly to the Company all records, manuals, books, forms, documents, letters, memoranda, notes, notebooks, reports, data, computer files, tables, calculations, or copies thereof (except as expressly agreed to in a writing signed by Mark B. Knudson on behalf of the Company), that are the property of the Company or which relate in any way to the business, products, or practices of the Company, and all other property, including, but not limited to, all documents or databases which in whole or in part contain any trade secrets or confidential information of the Company, which are in Solomon's possession or control.

             (c) Solomon covenants and agrees that, for a period of twenty-four
(24) months from the Resignation Date, he shall not, directly or indirectly, engage in any business activity on his own behalf or as a partner, shareholder (except by ownership of less than five percent (5%) of the outstanding stock of a publicly held corporation), director, trustee, principal, agent, officer, employee, consultant, or otherwise of any person or entity the business of which is the same as, similar to, or competitive with the Company's glucose monitoring business or which is engaged in the development or production of products intended to compete with the Company's glucose monitoring business, or assist, solicit, entice, or induce any other person to engage in any such activity.

          Solomon further agrees that, during the term of such covenant, he shall not directly or indirectly assist, solicit, entice, or induce (or assist any other person or entity in soliciting, enticing, or inducing) any customer or potential customer (or agent, employer, or consultant of any customer or potential customer) with whom Solomon had contact in the course of his employment with the Company, to deal with a competitor of the Company.

          Solomon further agrees that, during the term of such covenant, he shall not directly or indirectly in any manner solicit, assist, or encourage (or assist any other person or entity in soliciting or encouraging) any other officer or employee of the Company to work or otherwise provide services to Solomon or for any entity in which Solomon participates in the ownership, management, operation, or control of, or is connected with in any manner as an independent contractor, consultant, or otherwise.

          Solomon acknowledges that a breach or threatened breach of any portion of this subparagraph will cause irreparable harm to the Company and that the Company could not be adequately compensated by money damages. Accordingly, Solomon specifically agrees that the Company shall be entitled to injunctive relief to enforce the provisions of this subparagraph and that such relief may be granted without the necessity of proving actual damages. The Company's rights with respect to obtaining injunctive relief, however, will not diminish its rights to pursue any other available remedies for such breach or threatened breach, including the recovery of actual damages.

          12. By this Agreement, Solomon intends to settle any and all claims that he has or may have against the Company as a result of the Company's hiring Solomon, Solomon's employment with the Company, or the cessation of Solomon's employment with the Company, or any act, occurrence, or omission occurring prior to the date of this Agreement. For the consideration expressed herein, Solomon hereby releases, acquits, satisfies, and forever discharges the Company, its predecessors, successors, assigns, parents, affiliates, subsidiaries, and related companies, their officers, directors, shareholders, agents, servants, employees, and insurers from all liability for damages and agrees not to institute any claim for damages, nor authorize any other party, governmental or otherwise, to seek individual remedies for Solomon via administrative or legal proceedings. Solomon's release of claims is intended to extend to and include, among other things, claims of any kind arising under or based upon the Minnesota Human Rights Act, Minn. Stat. (S)(S) 363.01, et seq.; Title VII of the Civil Rights Act, 42 U.S.C. (S)(S) 2000e, et seq.; the Age Discrimination in Employment Act, 29 U.S.C. (S)(S) 621, et seq.; the Employee Retirement Income Security Act of 1973, 29 U.S.C. (S)(S) 1001, et seq.; the Americans with Disabilities Act, 42 U.S.C. (S)(S) 12101, et seq.; any other federal, state, or local law, rule, or regulation prohibiting employment discrimination or otherwise relating to employment; any claims based upon, among other things, common law theories of recovery, including, but not limited to, those in contract, quasi contract, or tort; and any claims based upon any other theory, whether legal or equitable, arising from or related to any matter or fact arising prior to the signing of this Agreement, including, but not limited to, any matter or fact arising out of the events giving rise to this Agreement.

          13. Solomon has been informed of his right to revoke this Agreement insofar as it extends to potential claims under the Age Discrimination in Employment Act, 29 U.S.C. (S)(S) 621, et seq. by informing the Company of his intent to revoke this Agreement within seven (7) calendar days after his execution of this Agreement.

          Solomon has been informed of his right to rescind this Agreement insofar as it extends to potential claims under the Minnesota Human Rights Act, Minn. Stat. (S)(S) 363.01, et seq., by written notice to the Company within fifteen (15) calendar days after his execution of this Agreement. Solomon has been informed and he understands that any such rescission must be in writing and delivered to the Company in care of Mark B. Knudson, Ph.D., Chairman of the Board, by hand or mail within the applicable time period. If delivered by mail, the rescission must be: (i) postmarked within the applicable period; (ii) sent by certified mail, return receipt requested; and (iii) addressed as follows:
Mark B. Knudson, Ph.D., Chairman of the Board, Integ Incorporated, 2800 Patton Road, Roseville, Minnesota 55113.

          Solomon has also been informed that the terms of this Agreement will be open for acceptance and execution by him for a period of twenty-one (21) days during which time he may consult with an attorney and consider whether to accept this Agreement. Changes to this Agreement, whether material or immaterial, will not restart the running of this twenty-one (21) day acceptance period.

          Solomon understands that the Company will have no obligations under this Agreement in the event a notice a revocation or rescission by Solomon is timely delivered, and, in the event Solomon revokes or rescinds this Agreement, Solomon agrees to repay to the Company any payment made to him or benefits conferred upon him pursuant to this Agreement prior to the date of revocation or rescission.

          14. As a condition precedent to the rights and benefits conferred under this Agreement, Solomon agrees to execute, on the Resignation Date, the General Release attached hereto as Exhibit A and by this reference incorporated herein. The Company shall have no obligations to Solomon under this Agreement until after Solomon has executed the General Release attached hereto as Exhibit A, and until after the rescission and revocation periods contained in paragraph 2 of the General Release attached hereto as Exhibit A have passed without Solomon exercising his rescission and revocation rights. Solomon understands that the Company will have no obligations under this Agreement in the event a notice of rescission or revocation by Solomon is timely delivered, and, in the event Solomon rescinds or revokes the General Release attached hereto as Exhibit A, Solomon agrees to repay to the Company any payments made to him or benefits conferred upon him pursuant to this Agreement prior to the date of rescission or revocation.

          15. The Company states that it is not currently aware of any claims which it has or may have against Solomon as a result of any act, occurrence, or omission occurring prior to the signing of this Agreement. Following the execution of this Agreement and until the Resignation Date, the Company agrees to promptly inform Solomon of any claims which it believes it has or may have against Solomon. If, prior to the Resignation Date, the Company has not provided Solomon with such notice and so long as the Company is not otherwise aware of any claims it has or may have against Solomon as of the Resignation Date, the Company will provide Solomon with a letter in the form attached hereto as Exhibit C at the same time as Solomon executes the General Release attached hereto as Exhibit A.

          16. If Solomon breaches any material obligation imposed under this Agreement, including, but not limited to, the covenants set forth in paragraph 11 of this Agreement, the Company shall have the right to terminate this Agreement and all further obligations the Company has under this Agreement to Solomon or to others whose rights may derive from him will cease.

          17. The Company shall indemnify Solomon to the full extent permitted by Minnesota law and the Company's by-laws. Solomon shall cooperate fully, and without further compensation, with the Company in defense of any action, suit, claim, or proceedings commenced or threatened against him for which he is indemnified by the Company and in the defense of any action, suit, claim, or proceeding commenced or threatened against the Company in conjunction with any action suit, claim, or proceeding commenced or threatened against him. In addition to the foregoing, Solomon further agrees to provide assertions to the Company as may be reasonably requested by the Company or its attorneys in connection with the defense of any action, suit, claim, or proceeding brought against the Company or any action, suit claim, or proceeding that the Company may initiate.

          18. If any dispute arises between the parties with respect to the application or interpretation of this Agreement (excluding any dispute that gives the Company the right to seek injunctive relief against Solomon pursuant to paragraph 11(c) of this Agreement), then such dispute will be submitted to arbitration for resolution. The arbitrator will be selected and the arbitration will be conducted pursuant to the then-current National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA"). Any request for arbitration must be made in writing by the party seeking arbitration and must be delivered by hand or sent by registered or certified mail, return receipt requested, first class postage prepaid, to both the other party and the AAA, within 90 days after the date on which the dispute between the parties first arose. The decision of the arbitrator regarding any such dispute will be final and binding on both parties, and any court of competent jurisdiction may enter judgment upon the award.

          19. This Agreement, including the attached Exhibits A, B, and C contains the entire understanding between the parties with respect to the subject matter of this Agreement. This Agreement terminates, replaces, and supplants any and all other agreements, whether written or oral, between the parties relating in any way to the hiring or employment of Solomon by the Company or the cessation of such employment, including, but not limited to, the Change in Control Agreement dated May 1, 1996, by and between Solomon and the Company, but excluding the various stock option agreements between the parties and employee benefit plans sponsored by the Company in which Solomon is a participant. However, if prior to the Resignation Date, the Company adopts an improved change in control agreement applicable to the Company's executive management team on an across the board basis and the improved change in control agreement is triggered, and Solomon is otherwise entitled to receive the payments and benefits provided for in this Agreement, Solomon shall be entitled to receive, in accordance with the terms of this Agreement, the greater of the payments and benefits provided for in the improved change in control agreement or the payments and benefits provided for in paragraph 10 of this Agreement. However, the Company shall have no obligation to provide payments or benefits under either the improved change in control agreement or paragraph 10 of this Agreement until after Solomon has executed the

General Release attached hereto as Exhibit A and until after the rescission and revocation periods contained in paragraph 2 of the General Release attached hereto as Exhibit A have passed without Solomon exercising his rescission and revocation rights. Moreover, should Solomon elect to receive the payments and benefits provided for in the improved change of control agreement rather than the payments and benefits provided for in paragraph 10 of this Agreement, Solomon shall still be required to comply with all obligations imposed under this Agreement including, but not limited to, the covenants set forth in paragraph 11 of this Agreement.

          20. This Agreement may not be modified, altered, or amended except by an instrument in writing, signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless it is specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

          21. Solomon agrees to keep the terms and existence of this Agreement (other than the terms of paragraph 11 of this Agreement) confidential and agrees not to disclose any such information to any person other than his present or future attorneys, accountants, tax advisors, immediate family, or as may be required in response to a court order, subpoena, or valid inquiry by a government agency or regulator. Solomon further agrees that if any information concerning the terms or existence of this Agreement is revealed as permitted by this paragraph, he shall inform the recipient of the information that it is confidential.

          The Company agrees that it will not disclose the terms or existence of this Agreement except to Company personnel in the ordinary course and scope of their duties, to the Company's present and future attorneys, accountants, and tax advisors, as the Company deems necessary in the course of legal proceedings or in anticipation of litigation, or as required in response to a court order, subpoena, or valid inquiry by a government agency or regulator. The Company further agrees that if any information concerning the terms or existence of this Agreement is revealed as permitted by this paragraph, it shall inform the recipient of the information that it is confidential.

          22. The validity, interpretation, construction, performance, enforcement, and remedies of or relating to this Agreement, and the rights and obligations of the parties hereunder, shall be governed by the laws of the State of Minnesota.

          23. Solomon and the Company agree that this Agreement is not an admission by the Company of any wrongdoing or of any acts that might be considered a violation of a federal, state, or local law, rule, or regulation, with respect to the employment of Solomon or otherwise, and that this Agreement should not be interpreted as such.

          24. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

          25. Solomon may not assign any of his rights, or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors (by purchase, merger, consolidation, or otherwise) and assigns of the Company. In the event Solomon dies before all payments due to him under this Agreement have been made, then all such payments shall continue to be made to his wife, Joy A. Solomon, or if she is no longer living, then to his estate.

          26. Solomon has read this Agreement and agrees to the conditions and obligations set forth. Further, Solomon agrees that he has had adequate time to consider the terms of this Agreement, that he is voluntarily entering into this Agreement with a full understanding of its meaning, and that he has consulted with an attorney prior to signing this Agreement.

          IN WITNESS WHEREOF, Solomon and the Company, acting through its Board of Directors after due consideration and authorization, have executed this Agreement by their signatures below.


Dated:     2/2     , 1998                       /s/ Frank A. Solomon
      -------------                             -------------------------
                                                Frank A. Solomon


Dated:     2/2     , 1998                       INTEG INCORPORATED
      -------------


                                                By  /s/ Mark B. Knudson
                                                -------------------------
                                                Its Chairman

                                                                       EXHIBIT A

                                 GENERAL RELEASE

          This General Release is made and entered into as of the _______ day of _____________, 1998, by and between Integ Incorporated (hereinafter the "Company") and Frank A. Solomon (hereinafter "Solomon").

          WHEREAS, Solomon and the Company are parties to a Separation Agreement (hereinafter "Agreement") dated _____________________, 1998;

          WHEREAS, Solomon and the Company intend to settle any and all claims that Solomon may have against the Company as a result of any act, occurrence, or omission occurring subsequent to the signing of the Agreement and prior to the signing of this General Release, including, but not limited to, any matter or fact arising out of the events giving rise to the Agreement or this General Release;

          WHEREAS, under the terms of the Agreement, which Solomon agrees is fair and reasonable, Solomon agreed to enter into this General Release as a condition precedent to the separation payments and benefits conferred under the Agreement;

          NOW, THEREFORE, in consideration of the provisions and of the mutual covenants contained herein, the parties agree as follows:

          1. Release. For the consideration expressed in the Agreement, Solomon intends to settle any and all claims that he has or may have against the Company as a result of the Company's hiring Solomon, Solomon's employment with the Company, or the cessation of Solomon's employment with the Company, or any act, occurrence, or omission occurring subsequent to the signing of the Agreement and prior to the signing of this General Release, including, but not limited to, any matter or fact arising out of the events giving rise to the Agreement or this General Release. For the consideration expressed in the Agreement, Solomon hereby releases, acquits, satisfies, and forever discharges the Company, its predecessors, assigns, parents, affiliates, subsidiaries, and related companies and their officers, directors, shareholders, agents, servants, employees, and insurers from all liability for damages and agrees not to institute any claim for damages, nor otherwise authorize any other party, governmental or otherwise, to seek individual remedies for Solomon via administrative or legal proceedings. Solomon's release of claims is intended to extend to and include, among other things, claims of any kind arising under or based upon the Minnesota Human Rights Act, Minn. Stat. (S)(S) 363.01, et seq.; Title VII of the Civil Rights Act, 42 U.S.C. (S)(S) 2000e et seq.; the Age Discrimination in Employment Act, 29 U.S.C. (S)(S) 621, et seq.; the Employee Retirement Income Security Act of 1973, 29 U.S.C. (S)(S) 1001, et seq.; the Americans with Disabilities Act, 42 U.S.C. (S)(S) 12101, et seq.; and any other federal, state, or local law, rule, or


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regulation prohibiting employment discrimination or otherwise relating to employment; any claims based upon, among other things, common law theories of recovery, including, but not limited to, those in contract, quasi-contract, or tort; and any claims based upon any other theory, whether legal or equitable, arising from or related to any matter or fact arising subsequent to the signing of the Agreement and prior to the signing of this General Release, including, but not limited to, any matter or fact arising out of the events giving rise to the Agreement or this General Release.

          2. Rescission. Solomon has been informed of his right to revoke this Agreement insofar as it extends to potential claims under the Age Discrimination in Employment Act, 29 U.S.C. (S)(S) 621, et seq., by informing the Company of his intent to revoke this Agreement within seven (7) calendar days after his execution of this Agreement.

          Solomon has been informed of his right to rescind this Agreement insofar as it extends to potential claims under the Minnesota Human Rights Act, Minn. Stat. (S)(S) 363.01, et seq., by written notice to the Company within fifteen (15) calendar days after his execution of this Agreement. Solomon has been informed and he understands that any such rescission must be in writing and delivered to the Company in care of Mark B. Knudson, Ph.D., Chairman of the Board, by hand or mail within the applicable time period. If delivered by mail, the rescission must be: (i) post marked within the applicable period; (ii) sent by certified mail, return receipt requested; and (iii) addressed as follows:
Mark B. Knudson, Ph.D., Chairman of the Board, Integ Incorporated, 2800 Patton Road, Roseville, Minnesota 55113.

          Solomon understands that neither Solomon nor the Company will have any obligations under the Agreement in the event a notice of revocation or rescission by Solomon is timely delivered, and, in the event Solomon revokes or rescinds this General Release, Solomon agrees to repay to the Company any payments made to him or benefits conferred upon him pursuant to the Agreement prior to the date of rescission.

          3. Breach. If Solomon violates any material obligation imposed under either this General Release or the Agreement, including, but not limited to, the covenants set forth in paragraph 11 of the Agreement, the Company shall have the right to terminate the Agreement and all further obligations the Company has or may have under the Agreement to Solomon or to others whose rights may derive from him will cease.

          4. Binding Agreement. This General Release shall be binding upon, and inure to the benefit of, Solomon and the Company and their respective successors and permitted assigns.

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

          5. Opportunity to Review. Solomon hereby acknowledges and states that he has read this General Release and has been advised to consult with an attorney prior to signing this General Release. Solomon further represents that this General Release is written in language which is understandable to him, that he fully appreciates the meaning of its terms, and that he enters into this General Release freely and voluntarily.

          IN WITNESS WHEREOF, Solomon, after due consideration, has authorized, executed, and delivered this General Release all as of the date first written above.




                                                   ---------------------
                                                   Frank A. Solomon

                                                                       EXHIBIT B


                               EMPLOYEE AGREEMENT


The undersigned employee ("Employee") of InoMet, Inc. (hereafter "Employer") acknowledges that Employer is a party to a Mutual Consulting Agreement originally entered into between CorTrak Medical, Inc., Diametrics Medical, Inc. and InoMet, Inc. providing for a mutual exchange of information between employees and consultants of the Parties to the Mutual Consulting Agreement. Employee acknowledges that as part of his or her employment obligations for Employer, Employee will be providing information, ideas or consulting services to the other Parties to the Mutual Consulting Agreement unless instructed to the contrary by Employer.

1. Confidentiality

Employee acknowledges that all information received from Employer or from any of the Parties to the Mutual Consulting Agreement (including Parties added subsequent to the effective date of that Agreement) is confidential. Employee will treat as confidential all such information and agrees not to disclose such information or use such information without the prior written consent of the party from whom such information was received. The obligations of confidentiality shall not apply to any information which was in the public domain, which was previously known by the Employee (and not subject to any confidentiality restriction) or which, in the future, becomes part of the public domain through no fault of the Employee.

2. Assignment

a. The Employee agrees to assign to Employer or its designee any and all inventions, ideas, designs, works of authorship, copyrights, discoveries and improvements (collectively "Inventions") (except those expressly excluded in paragraph 2.b., below), whether sole or joint, patentable or unpatentable, made or conceived by Employee during the course of any employment with Employer or made or conceived using the trade secrets or other confidential business information, equipment, supplies or facilities of Employer or of any signatory to the Mutual Consulting Agreement. The rights assigned hereunder shall include all U.S. and foreign patent or design rights or copyrights and Employee agrees to cooperate (both during the course of employment and thereafter) with Employer or its designee in applying for or perfecting such rights in the U.S. or any foreign country.

b. This Agreement shall not apply to any invention for which no equipment, supplies, facilities or trade secret information of Employer was used and which was developed entirely on Employee's own time, and (1) which does not relate (a) directly to the business of Employer or (b) to Employer's actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by Employee for Employer.

c. All work product of the Employee (including all notebooks, files and other tangible products) made, compiled or otherwise produced during the course of employment as part of work performed by Employee for Employer is the property of Employer.

d. Employee expressly acknowledges that communications with, development work, idea exchange and idea and product development with signatories to the Mutual Consulting Agreement is the business of Employer and is part of the work required by Employee for Employer. Any invention made or conceived while providing information sharing or assistance with a signatory to the Mutual Consulting Agreement is an invention related to the business of Employer and is part of the work performed by Employee for Employer.

The terms and conditions of this Agreement and the resolution of any disputes arising out of it shall be governed by and interpreted in accordance with the laws of the State of Minnesota.

         By /s/ Frank A. Solomon     (Employee)

         Date 2/22/91

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

                                                                       EXHIBIT C

Frank Solomon

-----------------------

-----------------------


Dear Mr. Solomon:

          This is to inform you that, as of the date of this letter, Integ Incorporated is not currently aware of any claims which it has or may have against you as a result of any act, occurrence, or omission occurring prior to the date of this letter.


                                                 INTEG INCORPORATED



                                                 By__________________________